MUFG Americas Holdings Corporation Investor Presentation for the Quarter Ended March 31, 2020 MUFG Americas Holdings Corporation

Forward-Looking Statements and Non-GAAP Financial Measures This presentation describes activities of MUFG Americas Holdings Corporation and its consolidated subsidiaries (the Company) unless otherwise specified. This presentation should be read in conjunction with the financial statements, notes and other information contained in the Company’s most recent annual report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the Securities and Exchange Commission (SEC). The following appears in accordance with the Private Securities Litigation Reform Act. This presentation includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” “expect," “target,” “anticipate,” “intend,” “plan,” “seek," "estimate,” “potential,” “project,” "forecast," "outlook," or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” "might," or “may.” They may also consist of annualized amounts based on historical interim period results. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s financial condition, and results of operations or prospects. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussions under “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Forms 10-Q and in any subsequent filings with the SEC and available on the SEC’s website at www.sec.gov. In addition to the aforementioned factors, the COVID-19 global pandemic is adversely affecting us, our clients, and our third-party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any factor described above, in this presentation, or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial condition, results of operations and prospects. All forward-looking statements contained herein are based on information available at the time of this presentation, and the Company assumes no obligation to update any forward-looking statements. This investor presentation includes the tangible common equity capital ratio to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of the Company's capital structure to other financial institutions. This investor presentation also includes the adjusted efficiency ratio to enhance the comparability of MUAH's efficiency ratio when compared with other financial institutions. This presentation should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial measures presented by other companies. Please refer to our separate reconciliation of non-GAAP financial measures in our 10-Q for the quarter ended March 31, 2020. MUFG Americas Holdings Corporation Investor Presentation, 1Q20 2

Supporting Clients, Colleagues, and Communities affected by COVID-19

Since the CARES Act was enacted on March 27th, MUFG Union Bank took swift action to serve and support our consumer, small business, business banking, and now middle market clients through financial relief efforts. MUFG is also supporting colleagues and has made a philanthropic financial commitment to respond to local community needs globally in response to COVID-19.

Supporting Clients through the CARES Act

- Provided approximately **$2.5 billion of loans to approx. 13,500 clients**[1] under Waves 1 and 2 of the SBA Paycheck Protection Program
- MUFG Union Bank is preparing to participate in the **Main Street Lending Program,** further program details are expected from the Federal Reserve and Department of Treasury
- Provided 90-day **temporary credit** to client accounts that are overdrawn at the time Economic Impact Payment is deposited or cashed
- Implemented **mortgage payment relief** options for flexible payments and suspension of late charge assessments and delinquency reporting to credit bureau agencies
- Union Bank's deposit assistance relief includes **waived fees** upon request, **enhanced processes** to eliminate the need to visit a branch, **increased mobile deposit limits** to accelerate access to funds, and **we will not be netting overdrafts** against the government's stimulus checks program

Colleagues

- Quickly ramped up technology to enable **80%+ MUFG Americas**[2] **colleagues to work from home**
- **Employee Relief Funding of $400,000**[1] for employees in the US, which includes 100% contributions by all participating corporate entities, 100% of Executive Committee members, and ~50% of Senior Leadership Team members
- All Union Bank branch staff in CA, WA, and OR received **relief pay** of up to $1,500; also, all MUFG Americas colleagues in the US who became ill or needed to attend to family matters received **additional time off**

Communities

- **$3 million commitment to support local communities globally** to accelerate the path to recovery

1. As-of May 7, 2020
2. Colleagues from the U.S., Canada and Latin America

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

3

Overview of U.S. Presence

- Mitsubishi UFJ Financial Group (MUFG) U.S. franchise is the 11th largest among U.S. banks with combined total assets of $341.4 billion[1] as of 12/31/2019
- Strong footprint in affluent West Coast markets complemented by national reach via Global Corporate & Investment Banking and digital reach via PurePoint[2]
- Experienced local management team and a majority of independent board members
- High quality loan portfolio with historically strong credit performance – non-performing assets and net charge-offs generally below peer group
- Strong credit ratings and benefit from ownership by MUFG, one of the world's largest financial organizations
- Strong balance sheet with high-quality capital base and strong liquidity – Tier 1 risk-based capital ratio of 13.88% (vs. 9.95% reference banks average[3])



Chicago
New York City
Los Angeles
MUFG
UnionBank

1. Source: 12/31/19 FR Y-7Q
2. MUAH will be transitioning PurePoint Financial to a fully digital offering and closed the 22 Financial Centers effective February 20, 2020.
3. Reference banks consist of 12 CCAR-filing public regional banks (CFG, CMA, COF, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB, ZION) plus the four largest U.S. money center banks (BAC, C, JPM, WFC). Reference Banks' average based on reporting through April 27, 2020 (Source: SNL Financial)

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

4

MUFG has a Significant Presence in the U.S.

Significant presence in the United States through MUFG Americas Holdings Corp. (MUAH), its Intermediate Holding Company, as well as through MUFG branches, collectively referred to as Combined U.S. Operations (CUSO)



Mitsubishi UFJ Financial Group (MUFG)
100%
Mitsubishi UFJ Securities Holdings (MUS)
100%
MUFG Bank, Ltd. (formerly Bank of Tokyo-Mitsubishi UFJ, Ltd.)
100%
Mitsubishi UFJ Trust and Banking (MUTB)
5%
95%
Combined U.S. Operations
Branches
MUFG Americas Holdings Corp (MUAH)
Intermediate Holding Company
MUFG Bank NY
3/31/20 assets: $198.1B
MUTB NY
3/31/20 assets: $17.8B
MUFG Bank LA
3/31/20 assets: $8.5B
MUFG Bank Chicago
3/31/20 assets: $3.8B
MUFG Union Bank, N.A. (MUB)
3/31/20 assets: $135.0B
MUFG Securities Americas (MUSA)
3/31/20 assets: $27.5B
Non-Bank Subs (Leasing)
3/31/20 assets: $3.1B[1]
Latin America & Canada Operations
MUFG Americas
MUFG U.S.

MUFG[2]

- ***Total Assets:*** $2.9 trillion, 5th largest globally
- ***Loans:*** $973.3 billion
- ***Locations:*** ~2,700
- ***Employees:*** ~180,000 across 50+ countries
- ***Deposits:*** $1.7 trillion, 6th largest globally

MUFG U.S.

- ***Total Assets:*** $341 billion[3]
- ***Loans:*** $183 billion, 9th largest among U.S. Banks[3]
- ***Deposits***: $200 billion[3]
- ***Locations:*** 352 branches[4]
- ***Employees:*** ~13,240 FTE[5]

1. Net of intercompany eliminations
2. MUFG: Total Assets, Loans, and Deposits as of 12/31/2019 using an exchange rate of USD 1.00 = JPY 109.56; global rankings for Total Assets and Deposits are as of 12/31/2018; locations, employees, and countries are as of 12/31/2019
3. MUFG U.S.: Total Assets of $341 billion, Loans of $183 billion, and Deposits of $200 billion; including intercompany adjustments as of December 31, 2019
4. MUAH has transitioned PurePoint Financial to a fully digital offering and closed the 22 Financial Centers effective February 20, 2020
5. Source: MUAH's 12/31/2019 10-K filing, number of full-time equivalent (FTE) employees for MUAH only

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

5

Who We Are MUFG has grown to become MUFG Americas serves our one of the largest individual, corporate, and comprehensive financial groups institutional clients in the United in the world, building on over States, Canada, and Latin 360 years of financial expertise America Mitsubishi UFJ Financial Group (MUFG) MUFG Americas MUFG U.S. MUFG Americas Holdings Corporation (MUAH) MUFG U.S. includes MUAH, as well MUAH is a U.S. financial and bank as our MUFG Bank and MUTB U.S. holding company that includes branches, collectively referred to as MUFG Union Bank N.A., MUFG Combined U.S. Operations (CUSO) Securities Americas and all MUFG's non-branch U.S. subsidiaries MUFG Americas Holdings Corporation Investor Presentation, 1Q20 6

MUFG's Journey in the Americas We serve our corporate and investment banking clients under the MUFG Brand; our consumer, wealth, and commercial Corporate and Investment Integration banking clients MUFG builds global banking formed of U.S. Banking under the Union network of overseas Operations Bank brand; and our bases comparable to Union Bank, formerly Union Bank becomes under MUAH/ Stephen Cummings direct banking major banks of known as Bank of wholly owned subsidiary of MUFG Union is named business under the Europe and U.S. California, is formed MUFG Bank CEO for the Americas PurePoint brand 1864 1970s 2008 2014 2015 2017 Today 1880 1988 2010 - 2013 2016 2019 2020 MUFG, formerly known MUFG acquires Acquired: Formation MUAH as Intermediate Acquired Intrepid Union Bank will as Yokohama Specie Union Bank • Tamalpais Bancorp (2010) of Regional Holding Company Investment use the FIS Bank, Bank of Tokyo, is ~$600 million assets Bank under Consolidates MUFG U.S. Bankers Modern formed Single Subsidiaries, including Banking • Frontier Bank (2010) Leadership MUFG Securities Americas Acquired Trade Platform to co- ~$3 billion assets (Enhanced Prudential Payable Services develop and Standards Implementation) (TPS), a leading co-engineer • Pacific Capital Bancorp (2012) supply chain systems that ~$6 billion assets finance platform, will be core to from GE Capital the banking • Smartstreet (2012) transformation ~$1 billion assets Acquired First program State • First Bank (2013) Investments (US) ~$550 million assets LLC as subsidiary of • PB Capital (2013) MUFG Fund ~$3.5 billion assets Services, a direct subsidiary of MUAH MUFG Americas Holdings Corporation Investor Presentation, 1Q20 7

Evolution of Strategic Plan

FY2015 ~ FY2017

Organizational Change
- Integrated Retail and Commercial Banking units under single leadership
- Enhanced Prudential Standards implementation (Intermediate Holding Company formation in 2016)

Business Strategy
- Launched **PurePoint Financial**
- Entered into **unsecured consumer lending** and **credit card** businesses
- Built **MUFG capital markets platform**
- Initiated **balance sheet optimization**

Regulatory Compliance
- Enhanced liquidity & compliance areas
- Invested in operational risk capabilities in areas of liquidity, IT risk, and compliance

Operational Efficiency
- Implemented expense initiatives including spans and layers, and organizational simplification to fund above initiatives

FY2018 ~ FY2020

Business Strategy
- **Diversify Regional Bank balance sheet** (e.g. grow Small business, Business Banking and Middle Markets)
- Low cost **deposit gathering**
- Product / market expansion in Global Corporate & Investment Banking (e.g., **leveraged finance, securitized products, working capital solutions, equity margin lending**)
- **Balance sheet optimization** (e.g., liquidity and capital management)

Regulatory Compliance
- Continue to strengthen risk infrastructure across all categories of risk

Operational Efficiency
- Expand expense reduction initiatives
- Launch of Technology Transformation program (**core banking, data, cloud**)
- Customer journey-based digitalization
- Optimize capital efficiency (including capital distributions)

Inorganic Opportunity
- Seek opportunities having high strategic alignment and return on equity contribution (e.g., Trade Payable Services and Intrepid Investment Bankers)

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

8

Key Strategic Initiatives

Business Strategic Imperatives

- Effectively Manage Risk and Meet Regulatory Requirements
- Develop Lean and Nimble Operating Model Through Continuous Improvement (Rewiring)
- Drive Technology Transformation
- Execute on Strategic Business Initiatives & Enhance Profitability

Select Priority Initiatives

Enterprise	Global Corporate & Investment Banking - U.S.	Regional Bank
Risk and Regulatory	Financial Sponsors / Leveraged Finance	Diversify Balance Sheet
Rewiring MUFG	Working Capital Solutions[2]	Drive Fees
Infrastructure Transformation & Support Unit Initiatives	Securitized Products	Grow Small Business, Business Banking & Middle Markets
Deposit Gathering and Optimization[1]	Equity Margin Lending/ Structured Secured Funds Finance	

1. Includes PurePoint
2. Includes purchase of Trade Payable Services, a GE Capital unit

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

9

Rewiring for the Future To effectively compete and meet our clients' needs, we are pursuing a multi-year effort to reduce our cost base and drive continuous improvement. We are targeting a range of $250-$300 million in benefits for the first phase of the Rewiring Program by 20231, some of which will be offset by reinvestment in technology, regulatory compliance and growth initiatives. We are implementing the program through structural initiatives driven by four areas: Workforce Leverage strategic locations to reduce our high cost Geographic footprint and outsource certain activities that can be Distribution performed efficiently and safely by third-party centers of excellence Organization Break down silos and combine like functions in shared Design service centers; increase spans and reduce layers Reduce spend on consultants, travel and Procurement entertainment, and other third-party and discretionary spend Process Simplify our operations and automate manual Simplification processes to increase employee productivity and Automation Effort launched in 2018 to drive value to the bottom line with implementation and rigorous tracking; accompanied by organization change management program to sustain lower cost base over time; objective is to close cost gap to US peers. 1. Not including any potential reductions in expenses and associated fees transfer-priced to MUFG U.S. branches that may also result from the program MUFG Americas Holdings Corporation Investor Presentation, 1Q20 10

Multi-Year Transformation Focuses on Five Key Goals Client Experience Business Agility Effective Controls Collaboration Growth A differentiated user The ability for our An effective control A modern, A growth-oriented, experience for our businesses to move environment collaborative efficient enterprise for clients fast ◦ Improve and workplace for our our shareholder colleagues ◦ Delight clients with ◦ Pivot to an agile integrate controls ◦ Enable growth a seamless product operating model throughout the data ◦ Empower rich goals of our suite enabling their that allows more lifecycle knowledge sharing businesses via new technology financial goals rapid development ◦ Enhance straight- ◦ Support inorganic ◦ Provide effortless and launch through ◦ Streamline growth aspirations processing to processes with an access to the bank ◦ Deliver a flexible, ◦ Deliver committed across channels secure, and reduce operational end-to-end customer risk cost savings ◦ Anticipate client scalable view needs technology ◦ Leverage platform to capture automation to ◦ Worry about opportunities faster strengthen protecting our monitoring and risk clients, so they don’t management have to Leading to the Three Pillars of the Transformation Program Data Analytics Technology Core Banking and Modernization Transformation Functionality (API, Cloud, etc.) MUFG Americas Holdings Corporation Investor Presentation, 1Q20 11

Digitalization Roadmap: Journey Based Organization 1 CUSTOMER-CENTRIC OBJECTIVES Consumers “Make it safe “Make it “Make it “Do for “Think and secure” easy to do” faster” Me” for Me” Small Business 2 CUSTOMER-CENTRIC ORGANIZATION Leverage technology to enable and innovate digital customers’ Communication Education UI/UX DIGITAL banking experience CUSTOMER DIGITAL EXPERIENCE AWARENESS Research Coordination DIGITAL PRODUCTS & INNOVATION Enable & Innovate Chatbot Voice Banking Wearable IoT Technology Acquire Service Identify Pay Financial Account Channel Wellness Aggregation Integration 3 UTILIZING DATA & INSIGHTS Contactless Artificial Machine Learning Blockchain Intelligence -Test -Define Journeys -Learn 3. Optimize 1. Discover -Identify Pain Points -Improve Data 2. Active & Engage -Target customers -Personalize offer MUFG Americas Holdings Corporation Investor Presentation, 1Q20 12

MUAH Key Business Segments

Diversification across segments and products as illustrated through revenue and earnings mix. Key MUAH business segments[1] consist of:

Regional Bank

Provides banking products and services to individual and business customers in California, Washington, and Oregon through five major business lines: Consumer Banking, Commercial Banking, Real Estate Industries, Wealth Markets, and PurePoint Financial which is a national online direct bank deposit platform

Global Corporate & Investment Banking - U.S.

Delivers the full suite of products and services to large and mid-corporate customers based on industry-focused coverage teams, including credit as well as global treasury management, capital market solutions and various foreign exchange, interest rate risk and commodity risk management products

Transaction Banking

Offers working capital management and asset servicing solutions, including deposits and treasury management, trade finance, and institutional trust and custody to customers

MUFG Securities Americas

Engages in capital markets origination transactions, domestic and foreign debt and equity securities transactions, private placements, collateralized financings, and securities borrowing and lending transactions

Three months ended March 31, 2020 Revenues by Segment ($MM)[2]



324
23.4%
673
48.6%
117
8.4%
74
5.3%
198
14.3%
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other

Three months ended March 31, 2020 Net Income by Segment ($MM)



$(183)
$(9)
$15
$1
$(130)
Regional Bank
Global Corporate & Investment Banking - U.S.
Transaction Banking
MUSA
Other[2]

1. Source: Form 10-Q for the quarter end March 31, 2020
2. Numbers may not add to 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

13

Regional Bank Overview

The Regional Bank is one of the largest regional bank holding companies in the United States, serving customers nationally through PurePoint Financial and in the West Coast leveraging the 150-year history and brand of Union Bank

$70 Billion Loans[1]

8th	Jumbo mortgage portfolio in the **U.S.**[3]
16th	Commercial Real Estate portfolio in the **U.S.**[4]
$10.7B	**Commercial & Industrial** loans as of 3/31/2020
~7%	Mid-market Commercial West Coast Share[5]
$4.1B	**Unsecured Consumer Loans** as of 3/31/2020[2]

$63 Billion Deposits[1]

341	Full-service branches in California, Oregon and Washington
5th	Retail deposit market share in **California** (4.0%)[6]
17th	Total deposit market share in the **U.S.**[7]
$6.2B	**PurePoint** deposits as of 3/31/2020
~33%	**Non-Interest Bearing Deposits** as of 3/31/2020

1. As of 3/31/2020
2. Does not include credit card portfolio
3. Source: Data as of 3/20/20, sourced from Inside Nonconforming Newsletter
4. Source: Commercial Mortgage Alert as of 12/31/17
5. Source: Based on % of lead relationships as a % of the total market, 2018 Greenwich Associates Market Tracking Program (Union Bank - CA/OR/WA - $20MM - 2B - Full Year 2018)
6. Source: SNL Financial as of 6/30/19, Pro Forma ownership which captures any known M&A or branch closure activity up to the current date, $500M deposit cap applied as a proxy for Retail deposits
7. Source: SNL Financial as of 6/30/19, Pro Forma ownership which captures any known M&A or branch closure activity up to the current date, no deposit cap applied

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

14

Regional Bank Lines of Business

Consumer Banking	Commercial Banking	Real Estate Industries	Wealth Markets	PurePoint Financial
Loans: $40.6B Deposits: $38.9B Revenue: $436.5MM	Loans: $11.0B Deposits: $10.6B Revenue: $99.6MM	Loans: $16.2B Deposits: $3.3B Revenue: $78.8MM	AUM/AUA: $30.9B Loans: $2.2B Deposits: $3.7B Revenue: $41.1MM	Deposits: $6.2B Revenue: $7.7MM
• Branch Banking • Private Banking • Mortgage Banking • Unsecured Lending • Small Business	• Middle Market • Business Banking • Specialty Niches • Professional Services • SBA Lending	• Institutional Markets • Regional Markets • Community Development Finance • Commercial Mortgage	• Private Wealth Management • Trust & Estate Services • Investment Management • Brokerage	• National Digital Bank

Regional Bank Strategic Objectives

Diversify and grow revenue streams on West Coast and select products on a national scale	**Deepen existing customer relationships and increase acquisition of customers in target segment**	**Grow deposits to fund assets at an optimal cost**	**Enhance operational capabilities to achieve customer and revenue objectives while preparing the bank for the future**	**Improve ROE and efficiency ratio**

Financials are based on 3 months of data for the period ending 3/31/2020. Totals may not add up due to allocations

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

15

Global Corporate & Investment Banking - U.S. Key Products Corporate Loan Project Leasing & • Covers wholesale and investment Loans Syndications Finance Tax Equity banking customer loans across the United States included in MUAH's total commercial loan portfolio of 1 Funds Asset-based Equity Margin Supply Chain over $49 billion Finance Loans Lending Finance • Consists of industry segments across MUAH, which are served by a broad suite of products across Treasury Capital Markets M&A/Event MUAH, including credit, Transaction Management Rates and FX (Debt & Equity) Finance Banking and securities products Services Key Market Segments U.S.: Core Businesses: Strong Core Markets: Deeply  Growth Business: New  Key Market Globally Momentum Entrenched Investment • Strategy – Continue • Corporate Loans • Financial Institutions • Leveraged Finance Progression, “Up and to • Project Finance • Diversified Industrials • Supply Chain Finance the Left” • Leasing & Tax Equity • Power & Utilities • Equity Margin Lending • Objective – Trusted • Funds Finance • TMT Advisor • Asset-based Loans • Oil & Gas • Balance Sheet & • Capital Markets (IG • Public Finance Investment Supports Bonds) • Entertainment Finance Strategy • Treasury Mgmt. Services • Retail • Healthcare 1. As of March 31, 2020 MUFG Americas Holdings Corporation Investor Presentation, 1Q20 16

Leadership Team and Board of Directors



Stephen Cummings

MUFG	MEO, Regional Executive for the Americas and MEO of Global Corporate & Investment Banking Business Group
MUFG Bank	MEO, Regional Executive for the Americas, Deputy Chief Executive, Global Corporate & Investment Banking Business Unit and CEO for MUAH, Global Commercial Banking Business Unit
MUAH/MUB	President & CEO



Kazuo Koshi

MUFG	MEO and Deputy Regional Executive for the Americas
MUFG Bank	MEO, Deputy REA and Executive in charge of Latin America and Canadian Regions
MUAH/MUB	Executive Chairman PMO (as MUFG/MUFG Bank Deputy REA)



GLOBAL CORPORATE & INVESTMENT BANKING

Kevin Cronin
Head of Corporate & Investment Banking - North America



TRANSACTION BANKING

Ranjana Clark
Head of Transaction Banking



FINANCE

Johannes Worsoe
Chief Financial Officer



LEGAL

Michael Coyne
General Counsel



REGIONAL BANK

Greg Seibly
Head of Regional Banking



MUFG SECURITIES AMERICAS (MUSA)

William Mansfield
Regional Head of Global Markets / CEO MUSA



RISK

Donna Dellosso
Chief Risk Officer



HUMAN RESOURCES

Amy Ward
Chief Human Resources Officer



JAPANESE CORPORATE BANKING

Daisuke Bito
Head of Japanese Corporate Banking for the Americas



CHIEF OF STAFF

Masatoshi Komoriya
Chief of Staff



OPERATIONS & TECHNOLOGY

Christopher Higgins
Chief Information & Operations Officer
Head of the Transformation Program



CORPORATE ADMINISTRATIONS

Michael Thom
Chief Corporate Administrative Officer

Board Members

Independent Board Members

- Toby S. Myerson
- Roberta (Robin) A. Bienfait
- Michael D. Fraizer
- Mohan S. Gyani
- Ann F. Jaedicke
- Suneel Kamlani
- Barbara L. Rambo
- Dean A. Yoost

Shareholder Appointees

- Stephen Cummings
- Kazuo Koshi
- Masahiro Kuwahara
- Kazuto Uchida

MEO: Managing Executive Officer
REA: Regional Executive for the Americas

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

17

MUFG Americas takes pride in our Achievements in Banking and Serving Our Communities

MUFG Union Bank Achievements

2020 **2019 SHARP (Service Honors and Rewards Programs) Awards - Bronze**
Freddie Mac

2019 **Ranjana Clark and Bita Ardalan, Most Powerful Women in Banking**
American Banker Magazine

2019 **Best Regional Banks**
Kiplinger's

2019 **Corporate Equality Index**
Earning a perfect score for the sixth consecutive year, Human Rights Campaign Foundation

2019 **Bloomberg Gender Equality Index**

2019 **Top Lead Arranger for Clean-Energy and Energy-Smart Technologies Financing**
Seven of Last Nine Years, Bloomberg's New Energy Finance League Table

Corporate Social Responsibility for the Americas

Philanthropic Commitment to Communities

61,088 hours
Volunteer hours[3] completed by MUFG Union Bank employees in 2019

10 million+
Individuals provided with basic needs[1]

7,900+
New businesses created[1]
The MUFG Union Bank Foundation invests in small business technical assistance and access to capital programs with the goal of helping entrepreneurs expand their businesses

CRA Rating of Outstanding Community Service Action Plan Goals

$41 billion
In total pledged commitments under our 5-year Community Service Action Plan[1]

$11.1 billion
In environmentally sustainable finance[1]

34%
Reduction commitment in greenhouse gas emissions[2]

$2.0 billion
In lending and investments to support affordable housing[1]

1. For the year ended 12/31/2018
2. For the twelve months ended 3/31/2019
3. For the year ended 12/31/2019

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

18

Financial Summary for MUAH This section only includes financials and other disclosures for MUAH and excludes MUFG Americas operations outside of MUAH 19

2020 First Quarter MUAH Results For the Three Months Ended March 31, December 31, March 31, (Dollars in millions) 2020 2019 2019 Results of operations: Net interest income $ 774 $ 779 $ 783 Noninterest income 612 707 632 Total revenue 1,386 1,486 1,415 Noninterest expense 1,201 1,121 1,170 Pre-tax, pre-provision income1 185 365 245 (Reversal of) provision for credit losses 470 63 38 Income before income taxes and including noncontrolling interests (285) 302 207 Income tax expense (benefit) 25 52 28 Net income including noncontrolling interests (310) 250 179 Deduct: Net loss (income) from noncontrolling interests 4 5 5 Net (loss) income attributable to MUAH $ (306) $ 255 $ 184 Compared to the first quarter of 2019, net income decreased by $490 million • Net loss attributable to MUAH was $306 million for the three months ended March 31, 2020, largely due to the provision for credit losses of $470 million. • The provision for credit losses in the first quarter of 2020 was largely driven by the impact of COVID-19 and the corresponding deterioration in the economic environment. The global pandemic from the spread of COVID-19 has significantly impacted the U.S. and California economies and caused significant ongoing economic uncertainty, which may affect our critical accounting estimates, including our assumptions used to estimate the allowance for credit losses and used in our goodwill impairment analysis. • In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments, which provides new guidance on the accounting for credit losses for instruments that are within its scope. The Company adopted the ASU on January 1, 2020, and recorded an increase to the allowance for credit losses of $199 million, primarily due to an increase in the allowance for consumer loans, offset by a $52 million deferred tax asset, and a $147 million cumulative- effect adjustment reduction to retained earnings. 1. Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle MUFG Americas Holdings Corporation Investor Presentation, 1Q20 20

MUAH Balance Sheet and Profitability Highlights as of Period End

- $165.7 billion in total assets, of which MUB has $135.0 billion and MUSA has $27.5 billion
  - Assets comprised primarily of high-quality mortgage / C&I loans ($89.8 billion) and highly liquid securities ($24.0 billion), among others
- Strong deposit base ($98.5 billion) supported with wholesale funding

(Dollars in millions)	As of Period End March 31, 2020	December 31, 2019	March 31, 2019
Balance sheet (end of period)			
Total assets	$ 165,696	$ 170,810	$ 170,707
Total loans held for investment	89,786	88,213	87,587
Total securities	24,008	27,210	28,216
Securities borrowed or purchased under repo	15,715	23,943	22,860
Trading account assets	11,799	10,377	10,889
Total deposits	98,475	95,861	92,905
Securities loaned or sold under repo	22,623	28,866	27,425
Long-term debt	16,686	17,129	17,335
Trading account liabilities	2,456	3,266	3,896
MUAH stockholders' equity	16,448	16,280	16,897
Performance ratios			
Net interest margin [1,2]	2.02%	1.99%	2.06%
Return on average assets [1]	(0.72)	(0.43)	0.44
Return on average MUAH stockholders' equity [1]	(7.41)	(4.35)	4.41
Return on tangible common equity [1,4]	(8.30)	6.29	5.76
Efficiency ratio [3]	86.65	107.18	82.67
Adjusted efficiency ratio [4]	84.23	74.69	78.96

1. Annualized based on year to date activity
2. Net interest margin is presented on a taxable-equivalent basis using the federal statutory tax rate of 21% for 2019 and 2020
3. The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income)
4. Non-GAAP financial measure in our 10-Q for quarter ended March 31, 2020 and March 31, 2019 and the 10-K for the year ended December 31, 2019

Compared to the previous year:

- Total assets decreased $5.0 billion driven by a decline in securities borrowed or purchased under repo of $7.1 billion, securities available for sale of $2.7 billion, securities held to maturity of $1.5 billion and goodwill of $1.6 billion, offset by increase in interest bearing deposits in banks of $2.8 billion, other assets of $2.4 billion and and trading account assets of $0.9 billion.
- Loans held for investment increased primarily due to growth in the commercial and industrial, commercial mortgage and other consumer partially offset by a decrease in the residential mortgage and home equity portfolio.
- Total deposits increased $5.6 billion primarily due to money market and noninterest bearing deposits.

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

21

Positive Balance Sheet Growth Trends Earning Asset Mix1 Loan Portfolio Composition2 Trading Assets & Other, Lease Financing, 1.1% 7.6% Securities Purchased Construction, 1.8% under Repo and Cash and Cash Commercial Borrowed, 13.8% Equivalents, 5.7% Mortgage, 18.9% Residential Mortgage & Home Equity, 40.1% Securities, 16.7% Loans, 56.2% Commercial & Industrial, 33.3% Other Consumer, 4.9% Earning Assets3 ($B) Deposit Growth4 ($B) +1.0% 6 7 9 7 9 +6.0% 11 11 12 11 12 22 23 23 23 21 31 32 33 32 34 27 27 26 27 26 87 88 89 88 88 15 17 17 16 14 5 2 4 4 4 9 10 9 9 9 39 33 33 33 35 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Loans Securities Money Market Savings Interest Checking Securities Purchased under Repo and Borrowed Trading Assets & Other Time Deposit Non-Interest Bearing Cash and Cash Equivalents 1. Average balance for the year ended March 31, 2020. May not total 100% due to rounding 2. Period-end total loans held for investment, including all nonperforming loans and purchased credit-impaired loans. May not total 100% due to rounding 3. Average quarterly balances and growth rate may not total due to rounding MUFG Americas Holdings Corporation Investor Presentation, 1Q20 4. Ending quarterly balances and growth rate may not total due to rounding 22

Strong Deposit Base

Retail Deposits

- Focus on core deposit growth while optimizing total bank-wide funding costs across Union Bank and PurePoint Financial
- Launch new and innovative products to drive acquisition and improve retention
- Execute COVID-19 responses to provide Consumer and Small Business deposit relief efforts

Commercial Deposits

- Align product and platform build-outs to increase PxV and drive core balance growth
- Focus on key customer segments, with improved customer segmentation, data and reporting, and pricing strategies

Deposit Breakdown ($B)[3]



$98.5 billion Total Deposits
Transaction & Money Market
Savings
Time
Non-Interest Bearing
$34.1
35%
$41.3
42%
$8.9
9%
$14.2
14%

Major Deposit Share in Key California Locations[1,2]

Metropolitan Statistical Area (MSA) / State	Rank	Share (%)
Santa Maria-Santa Barbara, CA	2	14.80
San Diego-Chula Vista-Carlsbad, CA	4	13.25
Salinas, CA	5	8.70
Los Angeles-Long Beach-Anaheim, CA	4	8.69
Fresno, CA	4	6.98
Oxnard-Thousand Oaks-Ventura, CA	5	5.82
Sacramento-Roseville-Folsom, CA	5	4.71
Riverside-San Bernardino-Ontario, CA	6	4.08
San Francisco-Oakland-Berkeley, CA	7	2.52
San Jose-Sunnyvale-Santa Clara, CA	10	2.24
Overall California	**4**	**5.91**

1. Source: SNL Financial as of 6/30/19, "Pro Forma" ownership which captures any known M&A or branch closure activity up to the current date, no deposit cap applied
2. The above balances do not include PurePoint deposits which are primarily placed with customers outside MUB's West Coast markets
3. Period-end total deposits may not total 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

23

Consumer Loan Portfolio Consumer portfolio continues to exhibit strong credit quality Residential Mortgage and Home Equity Portfolio Other Consumer Loans1 Period-end Loan Balances and Net Charge-Offs ($MM) Period-end Loan Balances and Net Charge-offs ($MM) $40,647 $40,566 $39,693 $38,018 $36,036 1Q19 2Q19 3Q19 4Q19 1Q20 R1Q19esidential M2Q19ortgage and3Q19Home Equ4Q19ity 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Net Charge-Offs $— $ (1) $ (2) $ (1) $ (1) Other Consumer Loans $3,326 $3,975 $4,428 $4,450 $4,372 Other 77 75 74 74 71 Consumer Card 318 316 307 291 269 Marketplace Lender Originated 2,931 3,583 4,047 4,085 4,032 Net Charge-offs 15 19 26 34 39 1. Quarterly balances may not total due to rounding MUFG Americas Holdings Corporation Investor Presentation, 1Q20 24

Residential Mortgage and Home Equity Loans Continue to Perform Well

Residential Mortgage Performance Trends
(60 days Past Due + in Foreclosure) [3]


40.0%
30.0%
20.0%
10.0%
0.0%
1Q10
1Q11
1Q12
1Q13
1Q14
1Q15
1Q16
1Q17
1Q18
1Q19
1Q20
MUB
MBA-CA Conventional
National Conventional
MBA-CA Conventional ARM

Home Equity Total Delinquency
(60 Days + Past Due) [3,4]


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1Q10
1Q11
1Q12
1Q13
1Q14
1Q15
1Q16
1Q17
1Q18
1Q19
1Q20
MUB
National (McDash)
CA Only (McDash)

Residential Mortgage Portfolio as of March 31, 2020:

- 37% interest-only (non-amortizing)
  - 64% weighted average LTV[1] for the I/O portfolio
- No subprime programs or option ARM loans
- Low delinquency rate due to focus on prime loans, high FICO scores, and low LTVs
- 79% of the consumer portfolio has a refreshed FICO score of 720 and above[2]
- 95% has an LTV less than or equal to 80%

1. At origination
2. Excluding loans serviced by third-party service providers and loans covered by FDIC loss share agreements, includes PCI loans
3. Data Source: Consumer Lending Monthly Summary and Key Statistics; Source: Residential – Mortgage Bankers Association, Home Equity-American Bankers Association
4. National (SA) is seasonally adjusted American Bankers Association data; Benchmark metrics are reported on a one quarter lag

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

25

Commercial Loan Portfolio Commercial loan balance remains stable in 1Q2020; net charge-offs continue to illustrate strong credit quality Commercial and Corporate Loan Portfolio Period-end Loan Balances and Net Charge-offs (Recoveries) ($MM) MUFG Americas Holdings Corporation Investor Presentation, 1Q20 26

Commercial Real Estate Overview

Largely secured, California-focused commercial real estate-purposed loans[1] with strong credit performance

Q1 2020 Property Type Breakdown



Unsecured: 6.1%
Other: 14.3%
Industrial: 11.5%
Retail: 12.9%
Office: 15.5%
Multi-Family: 39.7%
Secured 93.9%

Q1 2020 Geographic Distribution[2]



Other: 15.9%
Oregon: 2.9%
Illinois: 3.1%
Washington: 7.1%
New York: 5.0%
Other (CA): 15.3%
Los Angeles: 20.4%
Orange: 9.3%
California 66%
San Diego: 10.7%
Santa Clara: 4.6%
Alameda: 3.6%
San Bernadino: 2.0%

Commercial Real Estate Statistics

(Dollars in millions)	March 31, 2020	December 31, 2019	March 31, 2019
Commitments	$ 24,514	$ 25,035	$ 22,544
Commercial and Industrial	4,336	4,833	3,835
Commercial Mortgage	17,191	17,173	15,544
Construction	2,987	3,028	3,166
Outstandings	20,910	20,248	18,553
Commercial and Industrial	2,395	1,847	1,580
Commercial Mortgage	16,933	16,891	15,282
Construction	1,582	1,511	1,691
Nonperforming Loans	70	40	12

1. Commercial real estate-purposed loans are comprised of commercial mortgage loans, construction loans and C&I loans to borrowers with real estate-exposed businesses; does not include CMBS in the investment or trading portfolios
2. Excludes loans not secured by real estate; subsets of California reported by Metropolitan Statistical Area (MSA); may not add to 100% due to rounding

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

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Materially De-Risked Oil & Gas Portfolio from 2015-2020 Total Exposure Trends Criticized Assets / NCO Trends 2015 vs. 2020 O&G Exposure by Subsectors • Materially de-risked Oil & Gas portfolio from 2015-2020: • Strategically reduced $5.7 billion (70%) of exposure through loan sales and exits • Reduction focused in the highest risk sectors ▪ Exploration and Production (E&P) exposure reduced by $5.6 billion (82%) ▪ $0.8 billion (66%) of the remaining $1.2 billion E&P exposure is Reserve Based Lending MUFG Americas Holdings Corporation Investor Presentation, 1Q20 28

Asset Quality Trends

Nonaccrual Loans / Total Loans[1,2]



1.0%
0.5%
0.0%
0.72%
0.59%
0.68%
0.54%
0.57%
0.47%
0.57%
0.37%
0.61%
0.36%
1Q19
2Q19
3Q19
4Q19
1Q20
MUAH
Reference Banks' Average[3]

Net Charge-offs (Recoveries) / Average Loans[1,4]



1.0%
0.5%
0.0%
-0.5%
0.47%
0.08%
0.45%
0.09%
0.50%
0.36%
0.54%
0.45%
0.57%
0.29%
1Q19
2Q19
3Q19
4Q19
1Q20
MUAH
Reference Banks' Average[3]

Criticized[5] & Nonaccrual Loans / Total Loans



5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
1.99%
0.72%
2.01%
0.68%
1.74%
0.47%
1.78%
0.37%
2.87%
0.36%
1Q19
2Q19
3Q19
4Q19
1Q20
Criticized Percent of Total Loans Held For Investment
Nonaccrual Loans % of Total Loans Held For Investment

Nonperforming Assets by Loan Type ($MM)



$700
$600
$500
$400
$300
$200
$100
$0
3
20
124
12
478
0.37%
1
19
120
9
454
0.35%
3
1
139
20
258
0.24%
1
1
137
15
175
0.19%
1
3
146
55
16
103
0.20%
1Q19
2Q19
3Q19
4Q19
1Q20
Commercial & Industrial
Commercial Mortgage
Construction
Residential Mortgage & Home Equity
Other Consumer
OREO
NPA / Total Assets

1. Source: SNL Financial and company reports
2. Total Loans for MUAH is based on Total Loans Held for Investment; Total Loans for Reference Banks' Average is based on gross loans which includes loans held for sale
3. Reference Banks consist of 12 CCAR-filing public regional banks depicted on slide 3 plus the four largest U.S. money center banks. Reference Banks' average based on reporting through April 25, 2020 (Source: SNL Financial)
4. Annualized ratio
5. Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on regulatory ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

29

Strong Liquidity Position and Diverse Funding Mix • Under the joint agency Tailoring Rules, Category IV firms (such as MUAH) are required to maintain a liquidity buffer that is sufficient to meet the projected net stress cash-flow need over a 30-day planning horizon under the firm's internal liquidity stress test and subject to monthly tailored liquidity reporting requirements. • Unpledged securities of $21.3 billion; ability to meet expected obligations for at least 18 months without access to funding • Key sources of funding consist primarily of deposits ($98.5 billion), supplemented by wholesale funding ($22.1 billion) • Diversified wholesale funding mix, primarily including borrowings from the Federal Home Loan Bank (FHLB) of San Francisco, the parent (Total Loss Absorbing Capacity debt), and unsecured term debt in the capital markets • Unused FHLB capacity is $20.6 billion MUAH Total Funding Profile MUAH Wholesale Funding Profile Other LT Borrowings1: 0.1% $ in billions Wholesale Funding: 15.4% FHLB 10.9 Repos: 15.8% TLAC 6.8 Unsecured Term Debt 3.1 Deposits: 68.7% CP & Other ST Borrowings 0.9 Other Wholesale Funding 0.4 1. Includes non-recourse debt MUFG Americas Holdings Corporation Investor Presentation, 1Q20 30

High Quality Investment Portfolio 1 Investment Portfolio Commentary ($ in billions) • Cash and cash equivalents increased $2.3 billion between 4Q19 and 1Q20, which partially offsets the $3.0 billion decrease in the Investment Portfolio • Agency residential mortgage-backed securities consist of securities guaranteed by a U.S. government corporation, such as Ginnie Mae, or a government-sponsored agency such as Freddie Mac or Fannie Mae • Commercial mortgage-backed securities are collateralized by commercial mortgage loans and are generally subject to prepayment penalties • CLOs consist of structured finance products that securitize a diversified pool of loan assets into multiple classes of notes • Other debt securities primarily consist of direct bank purchase bonds, which are not rated by external credit rating agencies Investment Portfolio Distribution2 US Treasury and Govt-Agency: 20.0% RMBS: 2.9% CMBS: 15.1% CLOs: 5.5% Direct Bank Purchase Bonds: 3.9% Other: 0.7% Agency MBS: 51.9% 1. Source: Fair value of securities in MUAH 10-Q Filing as of March 31, 2020 and December 31, 2019 respectively 2. Source: MUAH 10-Q Filing as of March 31, 2020 MUFG Americas Holdings Corporation Investor Presentation, 1Q20 31

High Quality Securities Financing Portfolio (MUSA) Securities Financing Maturity Profile • Securities financing activity largely conducted through MUSA 20,000 • Securities financing portfolio is primarily $15,841 collateralized by high quality, liquid assets 15,000 • Approximately 85% is collateralized by U.S. ) s n o i l Treasuries and Agency MBS and 15% is l i 10,000 $8,903 M ( $ backed by equities, credit and other $5,956 $5,726 $6,125 5,000 • Robust risk management framework governs $2,385 $1,596 secured financing profile including guidelines $762 0 and limits for tenor gaps, counterparty 1 O/N and Continuous 2-30 days 31-90 days > 90 days concentration and stressed liquidity outflows Assets Liabilities Assets2 Liabilities2 5.1% 3.4% 2.7% 3.7% 7.0% 5.8% U.S. Treasury & Government Agencies Agency MBS 38.7% Corporate Bonds 52.6% 32.6% Other Debt 48.4% Equities 1. Includes continuous maturities which include open trades and term evergreen transactions that are primarily used to fund inventory 2. Total assets and liabilities may not total 100% due to rounding MUFG Americas Holdings Corporation Investor Presentation, 1Q20 32

Interest Rate Risk Management of Exposures Other Than Trading Net Interest Income (NII) Sensitivity ($MM) +200 bps 12-month horizon Gradual parallel yield curve shift over -100 bps For additional information regarding estimates and assumptions used in our net interest income sensitivity analysis see “Market Risk Management - Interest Rate Risk Management” in Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Form 10-K. MUFG Americas Holdings Corporation Investor Presentation, 1Q20 33

Strong and High Quality Capital Base

MUAH's capital ratios exceed the average of the Reference Banks[1]

	Reference Banks' Average[1]	MUAH Capital Ratios			
Capital ratios:	March 31, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Regulatory:					
Common Equity Tier 1 risk-based capital ratio	9.95%	13.88%	14.10%	13.81%	13.82%
Tier 1 risk-based capital ratio	11.19	13.88	14.10	13.81	13.82
Total risk-based capital ratio	13.42	14.79	14.73	14.48	14.49
Tier 1 leverage ratio	9.17	8.91	8.88	8.62	8.68
Other:					
Tangible common equity ratio[2]	7.82	8.84	8.45	8.19	8.12

MUAH reports its regulatory capital ratios under the standardized approach of the U.S. Basel III Rules. Under the revised Enhanced Prudential Standards (EPS) and joint agency capital and liquidity Tailoring Rules, MUAH is subject to Category IV requirements; supervisory stress testing under the Federal Reserve's (FRB) Comprehensive Capital Analysis & Review (CCAR) program is required every other year on even years and MUAH will be included in the FRB 2020 CCAR supervisory stress testing process. In March 2020, the FRB extended the deadline until April 5, 2021 for the information required in the annual FR Y-14A schedule submissions, other than "Schedule C – Regulatory Capital Instruments" for purposes of the annual capital plan required submission for Category IV Firms.

MUAH submitted its 2020 Annual Capital Plan and "Schedule C – Regulatory Capital Instruments" schedule to the FRB by the deadline of April 6, 2020 for its required annual Capital Plan submission.

MUAH continues to be subject to the FRB annual Horizontal Capital Review (HCR) supervisory review processes. For the 2020 HCR review, the FRB announced it would perform a limited scope monitoring exercise versus an examination in recognition that firms are managing through stress. The FRB's 2020 HCR monitoring and outreach will focus on understanding the current challenges and risks related to the ongoing COVID-19 stress event and management's associated risk mitigation and capital planning responses.

1. Reference Banks consist of 12 CCAR-filing public regional banks listed on slide 4 plus the four largest U.S. money center banks. Reference Banks' average based on reporting through April 27, 2020 (Source: SNL Financial)
2. Non-GAAP financial measures. Refer to our separate reconciliation of non-GAAP financial measures in our 10-K for the for the years ended December 31, 2019 and our 10-Q for quarters March 31, 2020, September 30, 2019 and June 30, 2019

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

34

Strong Credit Ratings

For the rating agencies, strong capital and conservative asset quality help offset MUAH's lower profitability and a higher level of wholesale funding relative to peers

Senior Unsecured / ST	Moody's[1]	S&P[2]	Fitch[3]
Mitsubishi UFJ Financial Group, Inc. *Parent*	A1 P-1	A- -	A- F1
MUFG Bank, Ltd. *OpCo*	A1 P-1	A A-1	A- F1
MUFG Americas Holdings Corporation *Intermediate Holding Co.*	A2 -	A- A-2	A F1
MUFG Union Bank, N.A. *OpCo*	A2 P-1	A A-1	A F1
MUFG Securities Americas Inc. *Broker Dealer*	N/R	A A-1	A F1

Reference Banks' Credit Ratings (5/14/2020)

	Holding Company Ratings			Bank Ratings		
Long-term ratings	S&P	Moody's	Fitch	S&P	Moody's	Fitch
U.S. Bancorp	A+	A1	AA-	AA-	A1	AA-
Wells Fargo & Company	A-	A2	A+	A+	Aa2	AA-
Bank of America Corp.	A-	A2	A+	A+	Aa2	AA-
JPMorgan Chase & Co.	A-	A2	AA-	A+	Aa2	AA
MUAH	A-	A2	A	A	A2	A
Truist Financial Corp.	A-	A3	A+	A	A2	A+
PNC Financial Services	A-	A3	A+	A	A2	A+
M&T Bank	A-	A3	A	A	A3	A
Citigroup Inc.	BBB+	A3	A	A+	Aa3	A+
Comerica	BBB+	A3	A-	A-	A3	A-
Fifth Third Bancorp	BBB+	Baa1	A-	A-	A3	A-
KeyCorp	BBB+	Baa1	A-	A-	A3	A-
Huntington	BBB+	Baa1	A-	A-	A3	A-
Capital One Financial Corp.	BBB	Baa1	A-	BBB+	Baa1	A-
Citizens Financial Group	BBB+	NR	BBB+	A-	Baa1	BBB+
Regions Financial Corp.	BBB+	Baa2	BBB+	A-	Baa2	BBB+
Zions Bancorporation	-	-	-	BBB+	Baa2	BBB+

1. On November, 21, 2019, Moody's affirmed MUFG's ratings with a stable outlook. On December 4, 2019, Moody's affirmed the ratings of MUAH and MUB and the outlook was changed to negative from stable.

2. On April 24, 2020, S&P revised MUAH and MUB's outlook to stable from positive. The change in outlook is followed by S&P's revision to the MUFG Group's outlook to stable from positive due to S&P's expectation that economic strain from the COVID-19 pandemic will put prolonged pressure on the asset quality and revenue of MUFG lowering the likelihood of MUFG Group.

3. On May 1, 2020, Fitch affirmed MUAH, MUB and MUSA's long and short-term ratings. The Rating Watch Negative (assigned on April 16, 2020) has been removed and a negative outlook has been assigned due to concerns on the impact from COVID-19. On April 8, 2020, Fitch downgraded MUFG and MUFG Bank to A-/F1 outlook stable from A/F1 outlook negative. The downgrade was based on Fitch's view of a weaker and more challenging operating environment for Japanese banks as a result of COVID-19.

MUFG Americas Holdings Corporation Investor Presentation, 1Q20

35

Appendix 36

MUAH Unsecured Long-Term Debt Outstanding and Maturity Schedule1 As of March 31, 2020 MUFG Americas Holdings Corp. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $400MM 3.50% Notes due 6/2022 $3,250MM Floating Rate Term Loan due 12/2022 -- -- $400MM 3.00% Notes due 2/2025 $125MM Floating Rate Term Loan due 12/2022 $1,625MM Floating Rate Term Loan due 12/2023 $1,765MM Floating Rate Term Loan due 12/2023 €21.5MM Floating Rate Term Loan due 12/2023 MUFG Union Bank, N.A. Senior Subordinated Preferred External Issued to MUFG Bank External Issued to MUFG Bank $1000MM 3.15% Notes due 4/2022 -- -- $300MM Floating Rate Notes due 3/2022 $700MM 2.10% Notes due 12/2022 $300MM Floating Rate Notes due 12/2022 Other MUAH Subsidiaries Senior Subordinated Preferred External Issued to MUFG Bank / Affiliates External Issued to MUFG Bank / Affiliates -- $250MM Floating Rate Term Loans due 12/2020 - 5/2021 -- -- $109MM Fixed Rate Term Loans due 9/2020 - 6/2023 Long-Term Debt Redemption Schedule - Next 10 Years 1. Excludes non-recourse debt, junior subordinated debt, FHLB Loans and capital leases 2. Based on various float and fixed rate borrowings due between 2020 and 2023 MUFG Americas Holdings Corporation Investor Presentation, 1Q20 37

Contacts Contacts Daniel Weidman Stanley Cecala Managing Director, Corporate Communications Director, Investor Relations 213-236-4050 212-782-5629 daniel.weidman@unionbank.com stanley.cecala@unionbank.com Investor Relations MUFG Americas Holdings Corporation 212-782-6872 DebtCapitalMarketsIR@unionbank.com MUFG Americas Holdings Corporation Investor Presentation, 1Q20 38